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EXHIBIT 32.1

CERTIFICATION OF PERIODIC FINANCIAL REPORTS
UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        The undersigned, in their respective capacities as chief executive officer and chief financial officer of Schweitzer-Mauduit International, Inc. (the "Company"), hereby certify to the best of their knowledge following reasonable inquiry that the Annual Report of the Company on Form 10-K for the period ended December 31, 2003, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such periodic report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period. The foregoing certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

By:	/s/ WAYNE H. DEITRICH Wayne H. Deitrich Chairman of the Board and Chief Executive Officer	By:	/s/ PAUL C. ROBERTS Paul C. Roberts Chief Financial Officer and Treasurer

March 11, 2004		March 11, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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CERTIFICATION OF PERIODIC FINANCIAL REPORTS UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002